UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2018

RITTER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37428	26-3474527
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1880 Century Park East, Suite 1000
Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 203-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2018, the board of directors of Ritter Pharmaceuticals, Inc. (the “Company”) appointed John W. Beck as the Company’s chief financial officer, effective May 24, 2018.

John W. Beck, age 58, served as chief financial officer and senior vice president of finance & operations of Ardea Biosciences Inc. (“Ardea”), from 2008 until its acquisition by AstraZeneca in 2012. Before joining Ardea, Mr. Beck spent 10 years with Metabasis Thereapeutics Inc., as a co-founder and its chief financial officer.

Since leaving Ardea in 2012, Mr. Beck has been serving as a board member and advisor to August Therapeutics, Inc., a San Diego California-based company developing non-systemic therapeutics to treat disordered eating and obesity, and Pinnacle Medical Holdings, LLC, a Denver Colorado-based physician-led network of health-care providers, which was acquired by OnPoint Medical Group, LLC in August 2017. Mr. Beck holds a Bachelor’s degree in Accounting from the University of Washington, Seattle and a Bachelor’s degree in Theology from a Seattle-area seminary.

The Company entered into an offer letter with Mr. Beck on May 23, 2018 (the “Offer Letter”). Pursuant to the terms of the Offer Letter, Mr. Beck’s annual base salary will be $320,000. He will also be eligible to receive a target annual bonus equal to 40% of his base salary, as then in effect, as determined by the board of directors, and will receive reimbursement in an amount up to $2,000 per month for reasonable travel and housing expenses in connection with his commute to Los Angeles, the Company’s headquarters. Mr. Beck will also be eligible to participate in all employee benefit programs generally available to other executive level employees of the Company.

Pursuant to the terms of the Offer Letter, on May 23, 2018, the board of directors granted Mr. Beck a stock option to purchase 100,000 shares of the Company’s common stock, of which 25% of the shares will vest on May 24, 2019, with the remaining shares vesting in 36 equal monthly installments beginning on the 24th day of each calendar month after May 24, 2019. The exercise price of the option is $3.32 per share, the closing price of the Company’s common stock on the date of grant.

The Company also entered into an Executive Severance and Change in Control Agreement (the “Severance Agreement”) with Mr. Beck, effective as of May 24, 2018.

The Severance Agreement provides that if after the six month anniversary of the date on which Mr. Beck’s employment with the Company commences, the Company terminates his employment without Cause (as defined in the Severance Agreement) or Mr. Beck terminates his employment for Good Reason (as defined in the Severance Agreement), Mr. Beck will be entitled to: (i) his earned but unpaid base salary through the termination date, payment of any annual, long-term, or other incentive award which relates to a completed fiscal year or performance period, as applicable, that is payable (but not yet paid) on or before the termination date, a lump-sum payment in respect of accrued but unused vacation days at Mr. Beck’s per-business-day base salary rate in effect as of the termination date, and any unpaid expense or other reimbursement due to Mr. Beck pursuant to the Company’ expense reimbursement policy (the “Accrued Obligations”); (ii) an amount equal to six months of Mr. Beck’s base salary as in effect immediately prior to the termination date; and (iii) medical, dental benefits until the earlier of (a) the six month anniversary of the termination date or (b) the date Mr. Beck becomes covered under a subsequent employer’s medical and dental plans.

The Severance Agreement also provides that in the event that within one month prior to or the 12 months following a Change in Control (as defined in the Severance Agreement) the Company terminates Mr. Beck’s employment without Cause or Mr. Beck terminates his employment with Good Reason, then, in lieu of the payments and benefits described in the preceding paragraph, Mr. Beck will be entitled to: (i) the Accrued Obligations; (ii) an amount equal to the sum of six months of this base salary as in effect on the termination date or the date of the Change in Control, whichever is greater; (iii) medical, dental benefits until the earlier of (a) the six month anniversary of the termination date or (b) the date Mr. Beck becomes covered under a subsequent employer’s medical and dental plans; and (iv) acceleration of vesting of all equity and equity-based awards granted to Mr. Beck.

Mr. Beck’s entitlement to the payments (other than the Accrued Obligations) and benefits under the Severance Agreement as described above are expressly contingent upon his providing the Company with a signed release satisfactory to the Company.

The foregoing description of the Offer Letter and the Severance Agreement is not complete and is qualified in its entirety by reference to the full text of the Offer Letter and the Severance Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K (this “Report”) and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On May 29, 2018, the Company issued a press release announcing the appointment of Mr. Beck as chief financial officer of the Company. A copy of the press release is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.

The information in this Item 7.01 (including Exhibit 99.1 attached hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall the information in this Item 7.01 (including Exhibit 99.1 attached hereto) be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter with John W. Beck, dated May 23, 2018

10.2	Executive Severance and Change in Control Agreement, by and between the Company and John W. Beck, effective May 24, 2018

99.1	Press Release dated May 29, 2018, entitled “Ritter Pharmaceuticals Announces Appointment of John W. Beck as Chief Financial Officer”

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITTER PHARMACEUTICALS, INC.

	By:	/s/ Michael D. Step
	Name:	Michael D. Step
	Title:	Chief Executive Officer

Date: May 29, 2018